SCHEDULE 14A (Rule 14a-101) INFORMATION
                      Information Required in Proxy Statement

            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          SOUTHERN MINERAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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            applies:_______________
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
                         SOUTHERN MINERAL CORPORATION
                      1201 LOUISIANA STREET, SUITE 3350
                          HOUSTON, TEXAS 77002-5609
                                 713/658-9444

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      Notice is hereby given that the annual meeting of stockholders of Southern Mineral Corporation, a Nevada corporation (the "Company"), will be held on Wednesday, May 13, 1998, at 10:00 a.m., in the Fannin Room, at The DoubleTree Hotel, 400 Dallas Street, Houston, Texas, for the following purposes:

      1. To elect 11 directors to serve until the next annual meeting of stockholders and until such time as their successors are duly elected and qualified;

      2. To ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company for the year ending December 31, 1998; and

      3. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 13, 1998 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof. Only Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting.

                                    By Order of the Board of Directors,


                                    Margie Ewald
                                    Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT OF THE COMPANY DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT TO THE COMPANY IN THE ENCLOSED PREADDRESSED ENVELOPE. A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                         SOUTHERN MINERAL CORPORATION

                               PROXY STATEMENT

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 1998

      This Proxy Statement is furnished to the Stockholders of Southern Mineral Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the reverse side of the proxy card.

      At the close of business on March 13, 1998, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 12,494,100 shares of the Company's common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting.

      The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

      The principal executive office of the Company is located at 1201 Louisiana Street, Suite 3350, Houston, Texas 77002-5609.

                                 PROPOSAL ONE
                            ELECTION OF DIRECTORS

NOMINEES

      At the Annual Meeting, 11 nominees are to be elected to the Board of Directors of the Company, each director to hold office until the next annual meeting of stockholders and until such time as his successor is duly elected and qualified. If any nominee for election as a director is unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors of the Company. Management of the Company has no reason to believe that any nominee will be unable to serve if elected. Certain information as of April 23, 1998 with respect to the nominees for election as directors is set forth below.

             DIRECTOR NOMINEE                DIRECTOR SINCE       AGE
             ----------------                --------------       ---
             B. Travis Basham .............       1995             59
             Thomas R. Fuller .............       1995             50
             Robert R. Hillery ............       1993             69
             E. Ralph Hines, Jr ...........       1985             69
             Howell H. Howard .............       1960             70
             Steven H. Mikel ..............       1995             46
             James E. Nielson .............       1993             65
             Jeffrey B. Robinson ..........       1998             53
             Michael D. Watford ...........       1998             44
             Donald H. Wiese, Jr ..........       1995             55
             Spencer L. Youngblood ........       1995             52

      B. TRAVIS BASHAM has been a Manager since 1988 of four Texas general partnerships operating under the Diverse name and headquartered in San Antonio, Texas, all of which are engaged in the oil and gas exploitation and production business (collectively, the "Diverse Partnerships"). Mr. Basham also has been President of Venucot, Inc., an oil and gas production and management company, since 1992. Mr. Basham is a certified public accountant with prior administrative and financial positions with New London, Inc. from 1985 to 1986, Gulf Energy and Development Corp. from 1976 to 1983, and Enserch Corporation from 1959 to 1976. Mr. Basham received a B.B.A. in accounting from Southern Methodist University.

      THOMAS R. FULLER has been a Manager of the Diverse Partnerships since 1990. He has also been President of Wyogram Oil Company since 1980 which is engaged in the oil and gas production business. He was a vice president of Hillin Oil Company from 1980 to 1986, First City National Bank from 1974 to 1980, and a drilling and reservoir engineer with Exxon Company, U.S.A. from 1970 to 1974. Mr. Fuller holds a B.S. in petroleum engineering from the University of Wyoming and attended Louisiana State University's Graduate School of Banking.

      ROBERT R. HILLERY has served as President and Chief Executive Officer of The Links Group, Inc. ("LGI"), a Texas corporation, since 1993. From 1984 to 1992, Mr. Hillery was Director and President of Gulf Exploration Consultants, Inc. ("GEC"). Both LGI and GEC are engaged in oil and gas exploration. He also has been a member of the Board of Trustees of Phillips University since 1982. Mr. Hillery graduated from Phillips University with a B.A. in Geology, Mathematics and Physics.

      E. RALPH HINES, JR. has been a Partner of Moon & Hines, an oil and gas exploration partnership since 1972. Since 1982, he also has been a Director and Vice President of Moon-Hines-Tigrett Operating Co., Inc., an oil and gas operating company. Mr. Hines has been involved in the oil and gas industry in Mississippi and Alabama since 1955, and received his BS in Geology from Texas Tech University.

      HOWELL H. HOWARD has been Trustee of the Ehlco Liquidating Trust since 1989 and was Chairman of the Board of Edward Hines Lumber Company from 1981 until its liquidation in 1989. Mr. Howard has been Chairman of the Board of the Company since 1981.

      STEVEN H. MIKEL has been the President and Chief Executive Officer of the Company since 1995. From 1993 to 1994, he was an independent consultant in the oil and gas industry, acting as a financial advisor to small and medium-sized independents in their capital formation activities. Mr. Mikel was a co-founder and served as the Managing Director of Resource Investors Management Company (RIMCO), an oil and gas investment management company, from 1985 to 1993. He began his career as a corporate finance attorney in Hartford, Connecticut, and moved into finance with Aetna Life and Casualty, where he specialized in natural resource industries. Mr. Mikel received his B.A. and J.D. degrees from Syracuse University and his M.B.A. from the University of Connecticut.

      JAMES E. NIELSON has held the position of President and Chief Executive Officer of Nielson & Associates, Inc. since 1992. From 1979 to 1992, he was President and Chief Executive Officer of JN Oil and Gas Company, an oil and gas exploration company. He has served as Director of the American Petroleum Institute, Rocky Mountain Oil and Gas Association and Shoshone First Bank since 1974, 1989 and 1992, respectively. Mr. Nielson has been President of Rocky Mountain Oil and Gas Association since 1993.

      JEFFREY B. ROBINSON has been the President and Chief Executive Officer of Centas Technical Services, a Houston based international oil and gas company since 1994. Mr. Robinson was also the President, Chief Executive Officer and a director of Amerac Energy Corporation, an oil and gas company, from 1994 to 1998. He was previously with Amax Oil and Gas Inc. Mr. Robinson joined the Company's Board of Directors in January of 1998 following the merger of Amerac with and into the Company. Mr. Robinson received a B.S. degree in Petroleum Engineering from Marietta College in Marietta, Ohio.

      MICHAEL D. WATFORD was President, Chief Operating Officer and a member of the Board of Directors of Nuevo Energy Company from 1994 to 1997. He has been a Director of Bellwether Exploration Company since 1994, and was President of Torch Energy Marketing, Inc. from 1990 to 1994. Mr. Watford began his career in 1975 with Shell Oil Company where he held various positions in exploration and production, refining, chemicals, and mining. He later held a number of positions of increasing responsibility at Superior Oil Company and Meridian Oil, Inc. Mr. Watford received a B.S. in Finance from the University of Florida and an M.B.A. in Business Administration from the University of New Orleans.

      DONALD H. WIESE, JR. has been, since 1988, a Manager of the Diverse Partnerships, and since 1980, has been President of Heathery Resources, Inc., an oil and gas consulting company. He was retained by Primary Fuels, Inc. to establish and manage its oil and gas acquisition program and was responsible for $240,000,000 in producing property acquisitions from 1981 to 1987. Mr. Wiese was President of Nord Petroleum Corporation from 1979 to 1981 and Vice-President of American Express' international oil and gas project financing group from 1976 to 1979. His technical training includes evaluation and appraisal experience as Vice President of DeGolyer and MacNaughton from 1973 to 1976, and oil and gas operations with Texaco, Inc. from 1965 to 1973. Mr. Wiese is a graduate of New Mexico State University and a Registered Professional Engineer.

      SPENCER L. YOUNGBLOOD has been a Manager of the Diverse Partnerships since 1990 and President of Kona, Inc., an oil and gas production company, since 1992. From 1984 to 1990, he was Senior Vice President with Geodyne Resources, Inc. where he directed more than $200,000,000 in acquisitions. Mr. Youngblood began his career at Aminoil USA in 1975 and worked with Gulf Energy and Development Corp. from 1981 to 1984. He received a B.S. in Petroleum Engineering from Louisiana State University and a M.B.A. from Florida Technological University.

           BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

      The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board of Directors functions are discharged by five of the Board of Directors' standing committees, the Executive, Audit, Compensation, Nominating and Acquisitions Committees. Members of each committee for a given year are selected by the Board of Directors following the annual meeting of stockholders. During the fiscal year ended December 31, 1997, the Company's Board of Directors held seven meetings. In 1997, each incumbent member of the Board of Directors attended or participated in at least 75% of the aggregate number of (i) Board of Directors meetings and (ii) committee meetings held by all committees of the Board of Directors on which he served.

      The Executive Committee was established in 1996 and is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board of Directors is not practicable or necessary. The Executive Committee held two meetings during 1997. Its current members are Messrs. Mikel, Fuller and Wiese.

      The Audit Committee recommends to the Board of Directors the independent accountants of the Company, reviews the Company's annual report on Form 10-KSB, reviews the Company's internal controls and accounting operations, and reviews any transactions of the Company in which management or controlling persons of the Company have an interest. Other matters which the Audit Committee reviews with the Company's independent accountants include financial policies and practices; the arrangement, scope and results of the annual audit; and the independent accountants' findings and recommendations relating to the Company's accounting practices, internal controls and accounting procedures. The Audit Committee held two meetings during 1997. Its current members are Messrs. Basham, Hillery, and Youngblood.

      The Compensation Committee is responsible for formulating and adopting or recommending to the Board of Directors executive compensation plans and policies, including those relating to incentive compensation and benefits. This Committee also supervises the administration of all employee benefit and executive compensation programs, including the establishment of specific criteria against which executive officers' annual performance-based compensation is measured. Compensation Committee decisions regarding aggregate executive compensation, corporate performance goals relating to incentive compensation, and the Chief Executive Officer's compensation are subject to approval by the Company's Board of Directors. The Compensation Committee held five meetings during 1997. Its current members are Messrs. Howard, Hines, and Nielson.

      The Nominating Committee is responsible for considering and nominating candidates for election as directors. This Committee will consider nominees submitted by stockholders. Stockholders who wish to suggest individuals for possible future consideration for Board of Directors positions should direct recommendations to the Nominating Committee at the Company's principal offices. The Nominating Committee held one meeting during 1997. Its current members are Messrs. Howard, Fuller, Nielson and Youngblood.

      The Acquisition Committee is responsible for evaluating significant potential acquisitions and dispositions identified by management of the Company. The Acquisition Committee held one meeting during 1997. Its current members are Messrs. Hillary, Hines and Nielson.

      The Company reimburses each director for his actual and necessary expenses reasonably incurred in connection with attending meetings of the Board of Directors and its committees. In April 1997, the Board of Directors adopted the 1997 Non-Employee Director Compensation Plan ("1997 Plan") which is effective through May 2002. Under the 1997 Plan, non-employee directors are entitled to receive 1,000 shares of Common Stock for each Board of Directors meeting attended, excluding telephonic meetings. No retainer or other compensation for serving as a director of the Company was paid during 1997.

                                 PROPOSAL TWO
                   RATIFICATION OF APPOINTMENT OF AUDITORS

      Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to audit the accounts of the Company for the year ending December 31, 1998. KPMG Peat Marwick LLP audited the accounts of the Company for 1997 and re-audited 1996 in conjunction with the Debenture Offering. While ratification by stockholders of this appointment is not required by law or the Company's Restated Articles of Incorporation or Bylaws, as amended, management of the Company believes that such ratification is desirable.

      The Company anticipates that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting, may make a statement if they desire to do so, and will be available to answer appropriate questions.

      Grant Thornton LLP served as the Company's independent accountants from 1992 through 1996. The Board of Directors made the determination not to engage Grant Thornton LLP for 1997. The shareholders ratified this decision at the Company's annual meeting of Stockholders held on May 14, 1997. Management had no disagreement with Grant Thornton LLP on any material matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Grant Thornton LLP's report on the Company's financial statements for 1996 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPOINTMENT OF KPMG PEAT MARWICK LLP AS AUDITORS.

                                  MANAGEMENT

EXECUTIVE OFFICERS

      The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors. The Company has the following six executive officers:

      Howell H. Howard is Chairman of the Board of Directors and a director of the Company. Further information regarding Mr. Howard is provided above under "Election of Directors--Nominees."

      Steven H. Mikel is President and Chief Executive Officer, and a director of the Company. Further information regarding Mr. Mikel is provided above under "Election of Directors--Nominees."

      James H. Price, age 48, joined the Company in 1996 and is its Vice President-Finance. He has more than 20 years of experience in the oil and gas finance industry, beginning his career in 1974 in the Energy Department of First City National Bank (Houston). Since then he was Chief Financial Officer of Matagorda Drilling and Exploration Company from 1980 to 1984 and Alliance Well Service, Inc. from 1984 to 1988. He was Senior Vice President-Finance of TGX Corporation from 1988 to 1990 and has been a director and president of Fannin Energy Inc. and Grover G. Stanford Oil Company, L.L.C. since 1990 and 1994, respectively. Mr. Price holds a B.B.A. in Finance from the University of Houston.

      John A. Walker, age 48, has been Vice President-Exploration of the Company since 1996. He has 21 years of petroleum exploration and production experience with major and independent companies, most recently as Exploration Manager of Stone & Webster Oil Company, Inc. from 1994 to 1995, and as an independent geological/geophysical consultant from 1987 to 1993. Mr. Walker received a B.S. in Geology and an M.S. in Geology from Ohio University. Mr. Walker is an AAPG Certified Petroleum Geologist.

      Billy W. Lee, age 53, has been Vice President - Engineering since July, 1997. He earned a B.S. in Petroleum Engineering and an M.B.A. from Texas A&M University. Mr. Lee has worked with Tenneco and BP Huddleston Company in Houston. Prior to joining the Company, Mr. Lee headed an independent oil and gas company.

      Timothy R. Weddle, age 51, Vice President - Operations, has twenty-seven years of petroleum engineering and management experience. He graduated with honors from the University of Texas at Austin with a B.S. in Chemical Engineering. Mr. Weddle held various engineering and supervisory positions with Exxon Corporation domestically and overseas, onshore and offshore. He managed the operations of a domestic exploration company for fourteen years and was President and owner of an operating company for four years. Mr. Weddle is a Registered Professional Engineer in Texas.

EXECUTIVE COMPENSATION

      The following table reflects all forms of compensation for Steven H. Mikel, James H. Price and John A. Walker's services to the Company during the years ended December 31, 1997 and 1996, and Steven H. Mikel for the year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

Long Term Compensation

                                      ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                --------------------------------    ------------------------------------------
                                                                            AWARDS
                                                                    -----------------------
                                                                    RESTRICTED   SECURITIES
     NAME AND                                        OTHER ANNUAL     STOCK      UNDERLYING          PAYOUTS       ALL OTHER
PRINCIPAL POSITION       YEAR    SALARY     BONUS    COMPENSATION   AWARDS ($)  OPTIONS/SARS (#)   LTIP PAYOUTS   COMPENSATION
----------------------   ----   --------   -------   ------------  -----------   ------------      ------------   ------------
Steven H. Mikel ......   1997   $150,250   $50,000           --           --             --                --     $      4,750(2)
  President and ......   1996   $125,750   $10,000           --           --           10,000(1)           --     $      5,620(2)(3)
  Chief Executive ....   1995   $120,000      --             --           --             --                --     $        510(3)
  Officer

James H. Price .......   1997   $ 90,000   $20,000           --           --           70,000(1)           --     $      4,750(2)
  Vice President - ...   1996   $ 61,875      --             --           --           50,000(1)           --     $      4,866(2)(4)
  Finance

John A. Walker .......   1997   $ 90,000   $20,000           --           --           70,000(1)           --     $      4,750(2)
  Vice President- ....   1996   $ 73,125      --             --           --           50,000(1)           --     $      2,526(4)(5)
  Exploration

(1)   See "Option Grants" below.

(2) Includes $4,750 contributed by the Company to each officer's account in the Company's Simplified Employee Pension Plan in which substantially all of the Company's employees are eligible to participate.

(3) Consists of the value ($870 for 1996 and $510 for 1995) computed in accordance with Internal Revenue Service guidelines for premiums paid on term life insurance exceeding $50,000 in coverages. Substantially all employees of the Company are covered by term life insurance policies.

(4) Includes $116 of value computed in accordance with Internal Revenue Service guidelines for premiums paid on term life insurance exceeding $50,000 in coverages. Substantially all employees of the Company are covered by term life income policies.

(5) Includes $2,410 contributed by the Company for Mr. Walker's account in the Company's Simplified Employee Pension Plan in which substantially all of the Company's employees are eligible to participate.

OPTIONS GRANTS

                     NUMBER OF       % OF TOTAL
                     SECURITIES        OPTIONS
                     UNDERLYING       GRANTED TO      EXERCISE OR
                    OPTIONS/SARs      EMPLOYEES       BASE PRICE      EXPIRATION
        NAME         GRANTED (#)       IN 1997         ($/SHARE)         DATE
        ----        ------------     ------------     -----------     ----------
James H. Price.....       20,000             7.0%(1)        $5.00(2)     3/04/02
John A. Walker.....       20,000             7.0%(1)        $5.00(2)     3/04/02
James H. Price.....       50,000            17.5%(1)        $6.75(3)    11/14/02
John A. Walker.....       50,000            17.5%(1)        $6.75(3)    11/14/02

(1)   Based upon 285,000 issuable upon exercise of options granted in 1997.

(2) This exercise price of $5.00 per share was the last sales price for the Common Stock on March 4, 1997, as reported in the consolidated reporting system for NASDAQ SmallCap issues.

(3) This exercise price of $6.75 per share was the last sales price for the Common Stock on November 14, 1997, as reported in the consolidated reporting system for NASDAQ National Market Systems issues.

                     OPTION EXERCISES AND YEAR-END VALUES

                                                                NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS/SARS AT             OPTIONS/SARS AT
                                                                       DECEMBER 31, 1997                DECEMBER 31, 1997(2)
                                                                -------------------------------    ------------------------------
                                       SHARES
                                      ACQUIRED      VALUE
     NAME                            ON EXERCISE   RECEIVED     EXERCISABLE       UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------------------   -----------   --------     -----------       -------------    -----------      -------------
Steven H. Mikel ..................          --         --           460,000                   0    $ 2,065,000(1)               0
James H. Price ...................         3,798   $ 18,041(3)       10,780             103,333    $    26,950(5)   $      93,333(6)
James H. Price ...................         2,089   $  5,494(4)
John A. Walker ...................          --         --            16,667             103,333    $    41,668(5)   $      93,333(6)

(1) Based upon an exercise price of $1.00 per share for 450,000 shares issuable upon exercise of an option granted in December 1994, and an exercise price of $1.50 per share for 10,000 shares issuable upon exercise of an option granted in February 1996.

(2) Based upon the last sales price of $5.50 per share on December 31, 1997, as reported in the consolidated reporting system for NASDAQ SmallCap issues.

(3) Based upon an exercise price of $3.00 per share and the last sales price of $7.75 per share on October 13, 1997, as reported in the consolidated reporting system for NASDAQ Small Cap issues.

(4) Based upon an exercise price of $3.00 per share and the last sales price of $5.63 per share on December 30, 1997, as reported in the consolidated reporting system for NASDAQ Small Cap issues.

(5) Based upon an exercise price of $3.00 per share for shares issuable upon exercise of an option granted to each officer in May 1996.

(6) Based upon an exercise price of $3.00 per share for 33,333 shares issuable upon exercise of an option granted in May 1996, and an exercise price of $5.00 per share for 20,000 shares issuable upon exercise of an option granted in March 1997.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 31, 1998 the number of shares of the Company's Common Stock beneficially owned by each director and director nominee of the Company, executive officer named in the Summary Compensation Table above, and all of the Company's directors and executive officers as a group. Based on publicly-available filings with the Securities and Exchange Commission, the Company knows of no person, other than the directors, nominees and executive officers listed below, who is the holder of more than five percent of its voting securities. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of Common Stock owned by such holder, and is a United States citizen.

                                    AMOUNT AND              PERCENT
                                     NATURE OF                OF
NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP          CLASS
------------------------       --------------------         -------
B. Travis Basham...........              518,807 (1)           4.2%
Thomas R. Fuller...........              519,807 (2)           4.2%
Robert R. Hillery..........               68,828 (3)           0.6%
E. Ralph Hines, Jr.........               52,750 (4)           0.4%
Howell H. Howard...........              579,917 (5)           4.6%
Steven H. Mikel............              517,421 (6)           4.1%
James E. Nielson...........               26,000 (7)           0.2%
Jeffrey B. Robinson........              135,256 (8)           1.1%
Donald H. Wiese, Jr........              512,307 (9)           4.1%
Spencer L. Youngblood......              513,807 (10)          4.1%

John A. Walker.............               23,334 (11)          0.2%
James H. Price.............               17,447 (11)          0.1%
Timothy R. Weddle..........                8,133 (12)          0.1%

All Directors and Officers
  as a group...............            3,493,814                28%

--------------------
(1) Includes 376,985 shares held by Venucot, Inc., a corporation controlled by Mr. Basham, and 7,924 and 69,576 shares issuable upon exercise of presently exercisable options held by Mr. Basham and Venucot, Inc., respectively.

(2) Includes 376,985 shares held by Michmatt, Inc., a corporation controlled by Mr. Fuller, and 7,924 and 69,576 shares issuable upon exercise of presently exercisable options held by Mr. Fuller and Michmatt, Inc., respectively.

(3) Includes 43,878 shares issuable upon exercise of a presently exercisable option, and 6,054 shares based on ownership of $50,000 of Convertible Subordinated Debentures (of

      $41,400,000 issued on October 7, 1997, at a conversion rate of $121.07 per $1,000.00).

(4)   Includes 41,750 shares owned by Mr. Hines' wife.

(5) Includes 366,633 shares held in trusts of which Mr. Howard or his wife is a co-trustee and shares voting and dispositive power, and 26,488 shares owned by Mr. Howard's wife.

(6) Includes 460,000 shares issuable upon exercise of presently exercisable options, and 2,421 shares based on ownership held in trusts of which Mr. Mikel is trustee with voting and dispositive power of $20,000 of Convertible Subordinated Debentures (of $41,400,000 issued on October 7, 1997, at a conversion rate of $121.07 per $1,000.00).

(7) Includes 4,000 shares held by Nielson & Associates, Inc., a corporation controlled by Mr. Nielson.

(8) Includes 2,270 shares issuable upon the exercise of warrants and 50,489 shares issuable upon the exercise of presently exercisable options.

(9) Includes 369,485 shares held by DHW Energy, Inc. a corporation controlled by Mr. Wiese, and 7,924 and 69,576 shares issuable upon exercise of presently exercisable options held by Mr. Wiese and DHW Energy, Inc., respectively.

(10) Includes 376,985 shares held by Kona, Inc., a corporation controlled by Mr. Youngblood, and 7,924 and 69,576 shares issuable upon exercise of presently exercisable options held by Mr. Youngblood and Kona, Inc., respectively.

(11)  These shares are issuable upon exercise of presently exercisable options.

(12) The shares are held by Petroleum Resource Management Co., a corporation controlled by Mr. Weddle.

                              CERTAIN TRANSACTIONS

      Acquisition of Amerac Energy Corporation. On January 28, 1998, the Company consummated the transactions contemplated by an Amended and Restated Agreement and Plan of Merger ("Merger") executed November 17, 1997 by and among Amerac Energy Corporation ("Amerac"), a Delaware corporation, SMC Acquisition Corp., a Delaware Corporation, and the Company. Pursuant to the Merger, the Company acquired all of Amerac's outstanding capital stock in consideration for issuing to Amerac's stockholders the right to receive 3,333,333 shares of SMC common stock. That number of shares represented a cap on the number of SMC that could have been exchanged under the Merger equation, and resulted from an average share price of $4.89 based on the 20 consecutive trading days ending three days prior to the consummation of the Merger. Amerac's former stockholders include Mr. Jeffrey B. Robinson, who became a director of the Company effective January 28, 1998.

                                OTHER MATTERS

REQUIRED VOTE. Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the Annual Meeting. A majority of issued and outstanding shares of Common Stock as of the Record Date represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, (i) the 11 director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefore will be elected directors of the Company, and (ii) the affirmative vote for ratification of the appointment of KPMG Peat Marwick LLP as auditors by a majority of shares present in person or by proxy and entitled to vote thereon will constitute stockholder ratification thereof. Votes withheld in connection with the election of one or more director nominees will not be counted as votes cast for such individuals. Abstentions and broker non-votes with respect to the ratification of the appointment of KPMG Peat Marwick LLP will have the same effect as a vote against ratification thereof. Votes will be tabulated and the results will be certified by the inspector of election who is required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares (i) voted for each nominee, (ii) with respect to which authority to vote for each nominee has been withheld, (iii) voted for, against and abstaining from the ratification of the appointment of KPMG Peat Marwick LLP, and (iv) present at the meeting but not voting. Under Nevada law, stockholders will have no appraisal or similar dissenters' rights with respect to action on the ratification of the appointment of KPMG Peat Marwick LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of the Company's Common Stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms filed with the Securities and Exchange Commission and written representations received by the Company from Reporting Persons with respect to the year ended December 31, 1997, the Company believes that all filing requirements applicable to the Reporting Persons have been met.

STOCKHOLDER PROPOSALS. Management anticipates that the Company's 1999 annual stockholders meeting will be held during May 1999. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1999 annual stockholders meeting must submit the proposal to the Company on or before December 23, 1998. Any such proposals should be timely sent by certified mail, return receipt requested, to the Secretary of the Company, 1201 Louisiana Street, Suite 3350, Houston, Texas 77002-5609.

AVAILABILITY OF ANNUAL REPORT. The Company is including herewith a copy of its annual report on Form 10-KSB for the fiscal year ended December 31, 1997, which has been filed with the Securities and Exchange Commission.

                                    By order of the Board of Directors,

                                    /s/ Margie Ewald
                                    Secretary

                                    SOUTHERN MINERAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 13, 1998

The undersigned hereby appoints Howell H. Howard and Steven H. Mikel, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Southern Mineral Corporation which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the Fannin Room at The DoubleTree Hotel, 400 Dallas Street, Houston, Texas on May 13, 1998 at 10:00 a.m., and at any adjournment thereof.

                    (TO BE VOTED AND SIGNED ON REVERSE SIDE)

               PLEASE promptly DATE, SIGN AND MAIL YOUR PROXY CARD

           ANNUAL MEETING OF STOCKHOLDERS SOUTHERN MINERAL CORPORATION
                             to be held MAY 13, 1998

                 Please Detach and Mail in the Envelope Provided

1.    ELECTION OF   FOR  election  (except    WITHHOLD authority to    NOMINEES:   B. Travis Basham
      DIRECTORS      as indicated below)      vote for all nominees                Thomas R. Fuller
                                              listed at right                      Robert R. Hillery
                                                                                   E. Ralph Hines, Jr.
                               [ ]                     [ ]                         Howell H. Howard
                                                                                   Steven H. Mikel
                                                                                   James E. Nielson
                                                                                   Jeffrey B. Robinson
                                                                                   Michael D. Watford
                                                                                   Donald H. Wiese, Jr.
                                                                                   Spencer L. Youngblood

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.

-------------------------------------------------------------------------------------------------------------------

                                                                    FOR        AGAINST       ABSTAIN
2. Ratification of the appointment of KPMG Peat Marwick LLP as
   auditors of the Company for year ending December 31, 1998.       [ ]          [ ]           [ ]

3. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ELEVEN DIRECTOR NOMINEES NAMED IN ITEM 1 AND OF THE PROPOSAL IDENTIFIED IN ITEM 2.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Stockholder ________________________________________________

Dated this ____ day of _____________ 1998

Note: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.